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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report of our report dated March 5, 1999 included in Razorfish, Inc. and subsidiaries Registration Statement on Form S-1 (File No. 333-71043) previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

                                    ARTHUR ANDERSEN LLP

New York, New York
April 29, 1999